REPUBLIC OF ANGOLA

Ministry of Petroleum and Gas

(Stamp)
REPUBLIC OF ANGOLA
Ministry of Petroleum and Gas
National department to Support
Angolanization

VISTO

República de Angola
Ministério dos Petróleos
Direcção Nacional de Fomento da Angolanização

Maria Manuela Coelho

Directora Nacional da DNFA

DOMINOVAS ENERGY ANGOLA, S.A

LUANDA

5406/275/D N F A/MIN P ET/2 015

RE: COMPANY REGISTRATION

Dear Sirs,

We acknowledge the receipt of your letter with reference No. 083/D.08/2015., with date of August 10, 2015, on the above subject, we hereby bring to your knowledge that the company **"DOMINOVAS ENERGY ANGOLA, S.A",** with tax number **5417281387,** is included in the database of Angolan companies providing services and suppliers of goods to the oil companies within this Ministry, in accordance with Decree No. 48/06, from September 1.

This registry is valid for five (5) years.

Without any other matter for the moment, we reiterate our best wishes.

DEPARTAMENT FOR THE INVOLVEMENT OF THE NATIONAL BUSINESS COMUNITY OF THE NATIONAL DEPARTMENT TO SUPPORT THE ANCOLANIZATION OF THE MINPET, in Luanda,

aos 05 de Outubro de 2015.

O CHEFE DE DEPARTAMENTO,

MARIA JOSÉ VAN-DÚNEM

Av. 4 de Fevereiro n° 105 | C. Postal 1279-C | Fax: 226 421 395 | 226 421 218 | 226 421 271 | 226 421 248 | Luanda - Angola
Email: serviços.gerais@minpet.gov.ao